EXHIBIT 10-B

                    AMBANC CORP. AND AFFILIATES
DIRECTOR DEFERRED COMPENSATION PLAN






















                                                   May 1, 1996

                    AMBANC CORP. AND AFFILIATES
                DIRECTOR DEFERRED COMPENSATION PLAN
                         TABLE OF CONTENTS
SECTION I - PLAN                                             1
     1.1  Plan                                               1
     1.2  Purpose                                            1
SECTION II - DEFINITIONS                                     1
SECTION III - PLAN PARTICIPATION                             4
     3.1  Participation                                      4
     3.2  Timing of Elections                                4
     3.3  Method of Election                                 4
     3.4  Transferred Participants                           4
     3.5  Cessation of Participation                         4
SECTION IV - DIRECTOR DEFERRALS                              4
     4.1  Director Deferrals                                 4
     4.2  Effect of Deferral                                 5
     4.3  Change in Deferrals                                5
SECTION V - MAINTENANCE AND VALUATION OF ACCOUNTS            5
     5.1  Maintenance of Separate Accounts                   5
     5.2  Valuation of Accounts                              5
     5.3  Change in Control                                  5
SECTION VI - DISTRIBUTION                                    6
     6.1  Methods of Distribution                            6
     6.2  Distribution Upon Separation from Service          6
SECTION VII - BENEFICIARIES                                  6
     7.1  Beneficiary Designation                            6
     7.2  Alternate Payment of Accounts                      6
SECTION VIII - ADMINISTRATION                                7
     8.1  Administration of Plan                             7
     8.2  Power of Committee                                 7
SECTION IX - INTERPRETATION OF PLAN                          8
     9.1  Expenses                                           8
     9.2  Amendments                                         8
     9.3  Non-Alienation                                     8
     9.4  Notices                                            8
     9.5  Applicable Law                                     8
     9.6  Unsecured Creditors                                8
     9.7  Tax Treatment                                      9
     9.8  Plan Binding upon Successors                       9
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                         SECTION I - PLAN

     1.1 Plan. AMBANC Corp., an Indiana corporation, establishes this Plan effective May 1, 1996. All amounts deferred and accrued under this Plan will be unsecured liabilities of the Company.
     1.2 Purpose. The purpose of the AMBANC Corp. and Affiliates Director Deferred Compensation Plan is to provide a means for Directors of the Company and Subsidiary Companies to accumulate savings through deferral of the payment of their Director's Fees and to defer the taxation of such fees.

                     SECTION II - DEFINITIONS

     The following words and phrases have the respective meanings stated below unless a different meaning is plainly required by the context:
          (a) "Account" means the bookkeeping account established for each Participant under this Plan, as adjusted in accordance with Section V of the Plan.
          (b) "Applicable Interest Rate" means the daily prime rate of interest charged by The American National Bank of Vincennes. The manner of crediting such earnings shall be determined from time to time by the Board.
          (c) "Beneficiary" means any person who is entitled to receive distributions under this Plan pursuant to
               Section 7.1.
          (d) "Board" or "Board of Directors" means the Board of Directors of the Company, or any other entity authorized to act on its behalf.
          (e) A "Change in Control" of the Company shall have occurred:
               (i) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if:
                    a.   after giving effect to such offer, such
                         corporation, person, other entity or
                         group would own twenty percent (20%) or
                         more of the Voting Stock of the Company;
                    b.   there shall have been filed documents
                         with the Securities and Exchange
                         Commission ("SEC") in connection
                         therewith (or, if no such filing is
                         required, public evidence that the offer has already commenced); and
                    c. such corporation, person, other entity or group has secured all required regulatory approvals to own or control twenty percent (20%) or more of the Voting Stock of the Company;
               (ii) if the shareholders of the Company approve a
                    definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated;
               (iii) if any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 as amended) directly or indirectly of stock representing twenty percent (20%) or more of the Voting Stock of the Company; or
               (iv) if during any period of two (2) consecutive
                    years Continuing Directors cease to constitute a majority of the Company's Board of Directors.
          (f) "Company" means AMBANC Corp., an Indiana corporation, and its successor or successors.
          (g) "Committee" means the committee appointed by the Board of the Company to administer this Plan, which may consist of the Board.
          (h)  "Continuing Director" means:
               (i) any member of the Board of Directors of the Company at the beginning of any period of two
                    (2) consecutive years; and
               (ii) any person who subsequently becomes a member
                    of the Board of Directors of the Company; if
                    a. such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or
                    b. such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.
          (i) "Director" means a member of the Board of Directors or a member of the board of directors of a Subsidiary Company, who is entitled to receive Director's Fees.
          (j) "Director Deferrals" means the deferral of the payment of Director's Fees elected by the Director pursuant to Section 4.1.
          (k) "Director's Fees" means all Board and committee meeting fees and retainer fees, payable in cash, as established by the Company and any Subsidiary Company, including fees to serve as a chairperson of a board or committee, payable to Directors.
          (l) "Entry Date" means the date on which Director Deferrals may begin for a Director, pursuant to
               Section 3.1. The Entry Date will be the first day of each Plan Year.
          (m) "Participant" means a Director who has met the requirements of Section 3.1 for participating in the Plan and who has elected to make or is making deferrals under the Plan, or a former Director who has an Account in the Plan.
          (n) "Plan" means the AMBANC Corp. and Affiliates Director Deferred Compensation Plan, as amended from time to time.
          (o) "Plan Year" means the 12-month period commencing May 1st and ending on April 30th of each year.
          (p) "Separation from Service" means the cessation of service as a Director for any reason. If a Director serves on more than one board of the Company or Subsidiary Companies, a Separation from Service shall not be deemed to have occurred until the cessation of service as a Director on all such boards.
          (q) "Subsidiary Company" means any wholly owned subsidiary of the Company, any wholly owned subsidiary of such a subsidiary, or any other company designated by the Company.
          (r) "Voting Stock" means those shares of the Company entitled to vote generally in the election of directors.

                 SECTION III - PLAN PARTICIPATION

     3.1 Participation. Each Director may become a Participant as of the first Entry Date coincident with or following the Director's appointment or election as a Director. If the Director declines participation at the initial Entry Date, the Director may elect to participate at any subsequent Entry Date.
     3.2 Timing of Elections. A Director may elect to participate in the Plan by giving prior written notice authorizing a deferral of Director's Fees in accordance with guidelines established by the Board. In no event shall such election be allowed later than the April 15th preceding the beginning of the applicable Plan Year.
     3.3 Method of Election. Except as the Board may otherwise provide, a separate election will be required for the deferral of Director's Fees for each Plan Year. Unless the Participant notifies the Board of a change in, or termination of, Director Deferrals for a particular Plan Year (which notice shall be given no later than the April 15th preceding the beginning of such Plan
Year), the Director Deferral election shall remain in effect for each Participant until the Participant's Separation from Service. If a Director serves on more than one board of the Company or Subsidiary Companies, a separate election shall be required to defer the Director's Fees for each such board.
     3.4 Transferred Participants. Transfer of a Participant between boards of the Company or Subsidiary Companies will not affect the Participant's participation in the Plan.
     3.5 Cessation of Participation. A Director, who is a Participant, shall continue as a Participant until such time as the full value of the Participant's Account in the Plan has been distributed.

                  SECTION IV - DIRECTOR DEFERRALS

     4.1 Director Deferrals. Each Director may elect to defer all or any portion of his or her Director's Fees.
     4.2 Effect of Deferral. To the extent the Company is required to withhold taxes or any other amounts from Director Deferrals pursuant to any federal, state or local law, the Board may provide for such withholding in any manner it deems appropriate.
     4.3 Change in Deferrals. A Participant may not change or terminate the Director Deferrals previously elected until a subsequent Entry Date, at which time he or she may make an election in accordance with Section III.
     In the event of a change in the Director's Fees of a Participant, the percentage of Director Deferrals then in effect will be applied as soon as practicable with respect to such changed Director's Fees, without action by the Participant.

         SECTION V - MAINTENANCE AND VALUATION OF ACCOUNTS

     5.1 Maintenance of Separate Accounts. The Company shall establish a separate Account for each Participant according to generally accepted accounting principles, which shall reflect all Director Deferrals and adjustments to the value of the Participant's Account in accordance with Section 5.2. Each Participant will be furnished a statement of the amount credited to his or her Account not less often than annually and following the complete distribution of such Account to the Participant.
     5.2  Valuation of Accounts.
          (a) Each Participant's Account shall be credited on a daily basis with earnings at a rate equal to the Applicable Interest Rate. However, each Account shall remain the property of the Company, and nothing in the Plan shall require the segregation of any such Account from the general assets of the Company.
          (b) Interest shall continue to be credited until the Account has been fully distributed to a Participant or Beneficiary.
          (c) The Board shall have the authority to establish such consistent and nondiscriminatory accounting procedures as it deems appropriate to credit Director Deferrals to a Participant's Account.
     5.3 Change in Control. In the event of a Change in Control of the Company, the Board shall make appropriate arrangements with and obtain such binding commitments from the Company's successor as are necessary to provide for the continuation of the Plan and the maintenance of Plan Accounts in substantially the same manner as provided for under the terms and conditions of the Plan.


                     SECTION VI - DISTRIBUTION

     6.1 Methods of Distribution. All Plan distributions will be paid in cash.
     6.2  Distribution Upon Separation from Service.
          (a) General Rule. In the event of a Participant's Separation from Service, the Participant's Account shall be distributed in a single lump-sum payment as soon as practicable following such Separation from Service, unless the Participant has made a prior election to receive an alternative form of distribution in accordance with this Section VI.
          (b) Timing of Election. Unless a prior election is made by the Participant, the distribution of his or her Account shall be made in accordance with
               Section 6.2(a).  An election to receive
               distribution of an Account in any of the alternate forms described in Section 6.2(c) must be made by the Participant on a form supplied by the Company and delivered to the Board no later than April 15th preceding the Plan Year for which the Director's initial participation occurs. Once made, such election cannot be changed.
          (c) Distribution Alternatives. A Participant may elect to receive a distribution of his or her Account in one of the following forms: (i) a single lump-sum payment; (ii) equal (or approximately equal) annual or monthly installments over a period not to exceed ten years; or (iii) a deferred single lump-sum payment on a date not later than ten years following the Participant's Separation from Service. If a Participant dies prior to receiving all amounts payable under the Plan, the remaining amounts payable shall be distributed to the Participant's Beneficiary in accordance with the Participant's election.

                    SECTION VII - BENEFICIARIES

     7.1 Beneficiary Designation. A Participant may designate, by written notice delivered to the Board or its designee prior to the Participant's death, a Beneficiary or Beneficiaries to receive all or part of the amount of the Participant's Account in case of the Participant's death. A designation of Beneficiary may be replaced by a new designation or may be revoked by the Participant at any time by written notice delivered prior to the Participant's death.
     7.2 Alternate Payment of Accounts. If no beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, or such designation conflicts with law, payment of the amount, if any, payable under the Plan upon his or her death shall be made to the Participant's estate.
     If the Board is in doubt as to the right of any person to receive such amount, the Board may retain such amount without liability for any interest thereon, until the rights to such amount are determined or the Board may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company, the Subsidiary Companies, the Plan and the Board. Every person receiving or claiming payment under the Plan shall be presumed to be mentally competent and of full legal age until the date on which the Board receives a written notice that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of his or her person or estate has been appointed. However, if the Board shall find that any person to whom an amount is payable is unable to care for his or her affairs because of incompetency, or the person is a minor, any payment due (unless a prior claim shall have been made by a duly appointed legal representative) may be paid to the spouse, child, parent, brother, or sister of such person, or to any person or institution deemed by the Board to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability under the Plan.
     In the event that a guardian of the estate of any person receiving or claiming payment under the Plan shall be appointed by a court of competent jurisdiction, payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished to the Company. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability under the Plan.

                   SECTION VIII - ADMINISTRATION

     8.1 Administration of Plan. This Plan will be administered by the Committee, which may delegate such powers or duties to employees of the Company or a Subsidiary Company, as it deems appropriate.
     8.2 Power of Committee. Except as otherwise expressly provided herein, the Committee shall have full power and authority, within the limits provided by the Plan:
          (a) to have sole and exclusive authority to interpret the Plan, resolve ambiguities that arise under the Plan and make equitable adjustment for any mistakes or errors made in the administration of the Plan;
          (b) to determine all questions arising in the administration of the Plan, including the power to determine the rights of Participants and their Beneficiaries;
          (c) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Plan consistent with its purposes;
          (d) to enforce the Plan in accordance with its terms and with the rules and regulations adopted by the Committee; and
          (e) to do all other acts which in its judgment are necessary or desirable for the proper and effective administration of the Plan.



                SECTION IX - INTERPRETATION OF PLAN

     9.1 Expenses. Expenses of administering the Plan will be borne by the Company and Subsidiary Companies.
     9.2 Amendments. The Board may amend or terminate the Plan at any time in its sole discretion; provided, however, that no amendment or termination shall divest any Participant or Beneficiary of any contractual right to receive the amounts credited to the Participant's Account as of the date of such amendment or termination. Any such amendment will be effective at such date as the Board may determine.
     9.3 Non-Alienation. No right or Account under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.
No right or Account under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such Account except such claims as may be made by the Company or any Subsidiary Company.
     9.4 Notices. Notices, reports and statements to be given, made or delivered to a Participant will be deemed duly given, made or delivered, when addressed to the Participant, and delivered by first class mail, to such Participant's last known residence or business address. All notices required to be given by a Participant will be given on a form provided for such purpose and will be deemed received when delivered to the Board of Directors of AMBANC Corp., 302 Main Street, Box 438, Vincennes, Indiana 47591.
     9.5 Applicable Law. This Plan shall be governed by the laws of the State of Indiana, to the extent not preempted by federal law.
     9.6 Unsecured Creditors. Nothing contained herein, and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, Subsidiary Companies, Participants or any other person. To the extent that a Participant or any other person acquires a right to receive payments under the terms of the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company or Subsidiary Companies. All payments made under the terms of the Plan shall be made from the general funds of the Company, or Subsidiary Companies, and no segregation of assets shall be made for the payment of any Accounts under the terms of the Plan to any Participant or beneficiary thereof. Notwithstanding the foregoing, the Company may establish an irrevocable Rabbi Trust to provide funding of Accounts payable under the Plan. At all times, the assets of such trust shall remain subject to the claims of the Company's creditors and Participants' claims to such assets shall be no greater than those of an unsecured, general creditor of the Company.
     9.7 Tax Treatment. It is the intent of the Plan that any deferred compensation payable hereunder shall not be deemed compensation and shall not be included in a Participant's taxable income nor deductible by the Company under federal or state law until actually received by the Participant. For this reason, any rights, powers, privileges or duties in connection with the establishment and administration of the Plan shall not be effective if and to the extent that the same, if effective, would result in the compensation deferred hereunder being subject to taxation before actual receipt by the Participant. Accordingly, all provisions of the Plan shall be subordinate to this requirement and any interpretations or constructions to be given to the Plan shall be made in such a manner as to carry out this intention.
     9.8 Plan Binding upon Successors. This Plan shall be binding upon and inure to the benefit of the Company, the Subsidiary Companies, the Participants and their respective successors, assigns, personal representatives, heirs, legatees and beneficiaries.